Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated March 7, 2023 relating to the financial statements of Troika Media Group, Inc. and subsidiaries (collectively, the “Company”) appearing in the Transition Report on Form 10-KT of the Company for the six months ended December 31, 2022.
We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated June 6, 2022 relating to the financial statements of Converge Direct, LLC and its Affiliates, Converge Marketing Services, LLC, Converge Direct Interactive, LLC, and Lacuna Ventures, LLC appearing in Amendment No. 1 to the Current Report on Form 8-K/A dated March 21, 2022 for the fiscal years ended December 31, 2021 and 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, New York
4/28/2023